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                                                                    Exhibit h(5)

                              Smith Barney Trust II
                                125 Broad Street
                            New York, New York 10004

                                 April 30, 2002

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02110

         Re: Smith Barney Trust II - Accounting Services Agreement

Ladies and Gentlemen:

         Pursuant to Section 7.1 of the Accounting Services Agreement dated as of September 1, 1997 (the "Agreement"), between Smith Barney Trust II (the "Trust") and State Street Bank and Trust Company ("State Street"), we hereby request that Smith Barney International Large Cap Fund (the "Fund") be added to the list of series of the Trust to which State Street renders services as accounting agent pursuant to the terms of the Agreement.

         Please sign below to evidence your agreement to provide such services to the Fund and to add the Fund as a beneficiary under the Agreement.

                                              SMITH BARNEY TRUST II

                                              By: ______________________
                                                  Name:
                                                  Title:

Agreed:

STATE STREET BANK AND TRUST COMPANY

By:________________________________
   Name:
   Title: